UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2016
VESTIN FUND III, LLC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51301	87-0693972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events

On August 11, 2016, Vestin Fund III, LLC (the "Fund"), made the eleventh and final liquidating distribution to all Fund Members in the aggregate amount of $1,102,839.18 in accordance with the plan of complete liquidation and dissolution of the Fund, which was approved by a majority of the members at a special meeting held on July 2, 2009.  The amount distributed to each Member of the Fund was calculated based upon the percentage ownership interest of such Member in the Fund.  A copy of the letter sent to Fund Members is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Letter of Liquidating Distribution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN FUND III, LLC

	By	Vestin Mortgage, LLC., its sole manager

Date: August 14, 2016	By	/s/ Ed Bentzen
Ed Bentzen
Chief Financial Officer of the Manager

Exhibit 99.1

LETTER OF LIQUIDATING DISTRIBUTION

August 11, 2016

Re: Final Distribution under Plan of Liquidation

Dear Vestin Fund III Members:

In accordance with the plan of complete liquidation and dissolution (the "Plan") of Vestin Fund III LLC (the "Fund"), which was approved by a majority of the members at a special meeting held on July 2, 2009, the Fund has now completed the orderly liquidation of its assets. Enclosed is your final distribution under the Plan.

This final liquidating distribution is made to all Fund Members and is in the aggregate amount of $1,102,839.18.  The enclosed payment represents your portion of the $1,102,839.18 and was calculated based upon the units you own divided by the total units outstanding, which represents your percentage ownership interest in the Fund.

There will be no more distributions and the Fund will be completely dissolved as soon as practicable.  As soon as it is completely dissolved you will receive your final K-1.

If you have any questions please feel free to contact us.

Sincerely,

Michael V. Shustek
Chief Executive Officer and Manager
of Vestin Mortgage, LLC., Manager of Vestin Fund III, LLC